Exhibit 10.1

LIMITED WAIVER AGREEMENT RELATING
TO
PURCHASE AND CONTINUATION AGREEMENT

          THIS LIMITED WAIVER AGREEMENT RELATING TO PURCHASE AND CONTINUATION AGREEMENT (this “Agreement”) is made and entered into effective as of February 15, 2011, by and among CAMAC ENERGY INC. (formerly, Pacific Asia Petroleum, Inc.), a Delaware corporation (“CEI”), CAMAC PETROLEUM LIMITED, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEI (“CPL,” and together with CEI, the “CEI Parties”), CAMAC ENERGY HOLDINGS LIMITED, a Cayman Islands company (“CEHL”), ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied”), and CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“CINL,” and together with CEHL and Allied, the “CAMAC Parties”). Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

R E C I T A L S:

          WHEREAS, the CEI Parties and the CAMAC Parties entered into that certain Purchase and Continuation Agreement dated as of December 10, 2010 (as amended, modified, restated, or supplemented from time to time, the “Purchase Agreement”);

          WHEREAS, the CAMAC Parties have determined that on the Closing Date the CAMAC Parties may be in violation of the representation and warranty contained in Section 4.4(f)(i)(A) of the Purchase Agreement (the “Section 4.4(f)(i)(A) Breach”) as a result of a subsisting security interest created by Allied and CINL over all their respective rights, title and benefits under and in respect of the Assigned Agreements (as defined in the Security Deed) (including any assets or benefits accruable thereunder) under a Security Deed, dated January 28, 2008 (the “Security Deed”), among Allied, CINL, and Union Bank UK plc (as “Security Agent” for the lenders under a related facility agreement) (the “Lien”);

          WHEREAS, the CAMAC Parties have determined that on the Closing Date the CAMAC Parties are not able to satisfy certain conditions to CEI’s obligation to enter into and complete the Closing contained in Section 9.3(i) of the Purchase Agreement, which conditions consist of the delivery on or prior to the Closing Date of the Data (as defined in the Purchase Agreement) and the delivery, in part, of the G & G Workstations (as defined in the Purchase Agreement), specifically with respect to two (2) SMT geophysical workstations located in Lagos, Nigeria, including corresponding Micro Seismic Technology Geophysical software (SMT) and Petrel software and licenses, to the extent such software licenses are assignable or transferrable by the CAMAC Parties to the CEI Parties, and all in “as-is” condition (the “Lagos Workstations”) (such breach, together with the Section 4.4(f)(i)(A) Breach, is hereinafter referred to as the “Breach”);

          WHEREAS, the CAMAC Parties have requested that the CEI Parties waive the condition to CEI’s obligation to enter into and complete the Closing contained in Section 9.3(a) and Section 9.3(i) of the Purchase Agreement (the “Waiver”), but solely with respect to the Breach that may result from the Lien or the non-delivery of the Data or Lagos Workstations, upon the terms and conditions set forth in this Agreement; and

          WHEREAS, the CAMAC Parties and the CEI Parties desire to set forth certain remedies of CEI in the event the CAMAC Parties fail to discharge the Lien and deliver the Data in accordance with this Agreement.

          NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.      Definitions. Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Purchase Agreement.

          2.      Waiver. From the date hereof until the date that is ten business days after the date CEI delivers the Closing Cash Consideration to the CAMAC Parties, CEI hereby waives the application of Section 9.3(a) and Section 9.3(i) of the Purchase Agreement, but solely with respect to the Breach that may result from the Lien and the non-delivery of the Data. Additionally, CEI hereby waives the application of Section 9.3(i) of the Purchase Agreement indefinitely but solely with respect to the Breach that may result from the non-delivery of the Lagos Workstations. However, except for the Waiver, nothing herein shall be deemed to modify or waive any other provision of the Purchase Agreement or any other Transaction Document or to constitute waiver of any default by any of the CAMAC Parties under the Purchase Agreement or any other Transaction Document, whether now existing or hereafter arising. Without limitation to the foregoing, the Waiver shall constitute a waiver made pursuant to the terms of Section 12.2 of the Purchase Agreement and shall be governed in all respects by the terms and conditions thereof. Except for the Waiver, all of the representations, warranties, terms, covenants, conditions and other provisions of the Purchase Agreement or any of the other Transaction Documents shall remain in full force and effect in accordance with their respective terms and are in all respects hereby ratified and confirmed.

          3.      Discharge of Lien; Delivery of Data. In consideration of the granting of the Waiver by CEI, the CAMAC Parties agree to, within ten business days after receipt of the Closing Cash Consideration, (a) either (i) pay all amounts or (ii) provide sufficient substitute collateral necessary to discharge the Lien and obtain and deliver to CEI a release in form and substance satisfactory to CEI from the Security Agent releasing the Lien and authorizing the filing of any termination statements with any Governmental Authority in connection therewith, and (b) deliver the Data to the CEI Parties.

          4.      Remedies for Failure to Cure Breach.

          (a)      If the CAMAC Parties fail to discharge the Lien, deliver the Data and perform their obligations under Section 3 of this Agreement by the date ten business days after receipt of the Closing Cash Consideration, CEI shall have the right, at its sole option, by notice to CEHL, to either (i) rescind and terminate the Purchase Agreement, subject to NAE’s agreement to terminate or rescind the novation of the Contract Rights to the CEI Parties under the Novation Agreement (the “NAE Approval”), in which case Section 4(b) below shall apply, or (ii) pursue any and all rights and remedies it may have against the CAMAC Parties with respect to the Breach, including a claim for indemnification under Section 10.2 of the Purchase Agreement; provided, that Section 10.4(a) of the Purchase Agreement shall not apply to any claim for indemnification that CEI has with respect to the Breach. In addition, each of the CAMAC Parties hereby waives any defense that any of the CAMAC Parties may have with respect to its obligation to indemnify CEI for the Breach based on the fact that the CEI Parties have knowledge of the Breach on or prior to the Closing Date.

          (b)      If CEI elects to rescind and terminate the Purchase Agreement pursuant to Section 4(a)(i) above, within two business days following CEHL’s receipt of CEI’s notice of such rescission and termination, the CAMAC Parties shall refund the Closing Cash Consideration in full to CEI, plus interest on the Closing Cash Consideration at the Interest Rate from the date of CEI’s payment of the Closing Cash Consideration to the date of such refund, by wire transfer of immediately available funds to an account to be designated by CEI, and the CAMAC Parties agree to use their reasonable best efforts to promptly attain the NAE Approval. Upon receipt of the NAE Approval and effectiveness of the termination or rescission of the novation of the Contract Rights, the Contract Rights shall revert back to CAMAC. In the event the NAE Approval is not obtained within thirty calendar days, CEI shall have the right, at its sole option, to retain the refunded Closing Cash Consideration in full, plus interest received, and pursue it rights under Section 4(a)(ii) above, with any cash recovery being reduced by the value of the Closing Cash Consideration previously refunded by the CAMAC Parties to CEI. “Interest Rate” shall mean two percent per annum above the “prime rate” or other comparable index or reference rate reported in the Money Rates column or section of The Wall Street Journal as of the date of CEI’s payment of the Closing Cash Consideration.

          5.      Representations and Warranties of the Parties. Each of the Parties represents and warrants as follows:

          (a)      It is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation. It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

          (b)      The execution, delivery and performance by it of this Agreement have been duly authorized and approved by its board of directors or other governing body, and such authorizations and approvals remain in effect and have not been rescinded or qualified in any respect, and no other proceedings on the part of any such entities are necessary to authorize this Agreement. This Agreement will be duly executed and delivered by it and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          6.      Reference to and Effect on the Transaction Documents.

          (a)      Upon the effectiveness of this Agreement, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Transaction Documents shall mean and be a reference to the Purchase Agreement as supplemented hereby.

          (b)      Except as specifically supplemented or modified above, the Purchase Agreement and all other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c)      The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right of any CEI Party under any of the Transaction Documents.

          7.      Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

     8.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAMAC ENERGY INC.
By: /s/ Byron A. Dunn
Bryon A. Dunn
President and Chief Executive Officer

Address for Notice
1330 Post Oak Blvd.
Suite 2575
Houston, Texas 77056

CAMAC PETROLEUM LIMITED
By: /s/ Byron A. Dunn
Byron A. Dunn
Director

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SIGNATURE PAGES FOR CAMAC PARTIES FOLLOW]

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAMAC ENERGY HOLDINGS LIMITED

By: /s/ Kamoru Lawal
Name: Kamoru Lawal
Title: Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By: /s/ Kamoru Lawal
Name: Kamoru Lawal
Title: Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

[SIGNATURES FOR CAMAC PARTIES CONTINUE]

ALLIED ENERGY PLC

By: /s/ Kamoru Lawal
Name: Kamoru Lawal
Title: Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056